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                           FORM N-4, ITEM 24(b)(10.3)
                          RULE 483 CERTIFIED RESOLUTION
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                     AMERICAN UNITED LIFE INSURANCE COMPANY
                        Certificate of Written Consent on
           Securities and Exchange Commission Registration Statements

     I, Thomas M. Zurek, do hereby certify that I am the duly elected and qualified Secretary of American United Life Insurance Company and the keeper of the records and corporate seal of said corporation and that the attached is a true and correct copy of resolutions adopted by the Board of Directors of said corporation on October 30, 2007:

     RESOLVED, That the Board of Directors does hereby authorize and direct the officers of the Corporation to execute and file with the Securities and Exchange Commission (the "SEC") Post Effective Amendments to the AUL Retirement Services' AUL American Unit Trust's Registration Statement, File Number 033-31375; the Individual AUL Individual Unit Trust's Registration Statement, File No. 033-79562; the Individual SelectPoint Registration Statement, File Number 333-70049; the Individual DirectPoint Registration
     Statement, File Number 333-70065; the Individual StarPoint Registration Statement, File Number 333-99191; the Individual Voyage Protector Registration Statement, File Number 333-141415; the Individual Flex VUL
     Registration Statement, File Number 333-32531; and the Individual Single Premium Registration Statement, File Number 333-32553; all under the Securities Act of 1933, as amended, and under the Investment Company Act of 1940, as amended, in order to continue the issuance and sale of units of the separate accounts;

     FURTHER RESOLVED, That the Board of Directors does hereby authorize Richard
     M. Ellery, Associate General Counsel & Investment Adviser Chief Compliance Officer, to make such alterations and changes in the Post Effective Amendments to the aforementioned Registration Statements as he may deem appropriate or necessary to comply with the requirements imposed by the SEC for the filing of any and all Post Effective Amendments to Registration Statements; and

     FURTHER RESOLVED, That the Directors and officers of the Corporation who may be required to execute the separate accounts' Registration Statements on Form N-4, Form N-6 and any amendments thereto be, and each of them hereby is, authorized to execute a power of attorney (or any such previously executed power is hereby ratified), appointing Richard M. Ellery and Thomas M. Zurek their true and lawful attorneys, to execute in their name, place and stead, in their capacity as Director or officer of the Corporation, said Registration Statements and any amendments thereto, and all instruments necessary or incidental in connection therewith, and to file the same with the Securities and Exchange Commission; and said attorneys shall have the power to act thereunder and shall have full power of substitution and resubstitution; and said attorneys shall have full power and authority to do and perform in the name and on behalf of each of said Directors and officers, or any or all of them, in any and all capacities, every act whatsoever requisite or necessary to

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     be done in the  premises,  as fully and to all intents and purposes as each of said Directors or officers, or any or all of them, might or could do in person, said acts of said attorneys, being hereby ratified and approved.

     IN WITNESS WHEREOF, I have hereunto affixed my name as Secretary and have caused the corporate seal of said corporation to be hereto affixed this 31st day of October, 2007






                  /s/ Thomas M. Zurek
                  Thomas M. Zurek, Secretary
                  American United Life Insurance Company